UNITED STATES BANKRUPTCY COURT DISTRICT OF MASSACHUSETTS WESTERN
DIVISION

						  In re:

				)     Chapter 11

 STUARTS DEPARTMENT STORES, INC.,       )     Case
No.:95-42199-JFQ

		    Debtor      )

 STIPULATION REGARDING POST-PETITION FINANCING AND USE OF CASH
COLLATERAL

	Stuarts Department Stores, Inc., Debtor-in-Possession (the "Debtor"), and Foothill Capital Corporation, a California corporation (the "Lender"), hereby stipulate and agree as follows:

	1.  On May 16, 1995 the ("Petition Date"), Debtor filed a
Voluntary Petition (the "Petition") under Chapter 11 of the
United States Bankruptcy Code (the "Bankruptcy Code"), in this
Court (the "Bankruptcy Court").

	2. The Debtor is engaged in the business of the retail sale of merchandise in twelve (12) department stores located in Massachusetts, Rhode Island and New Hampshire.

	3. The term "Pre-Petition Lending Documents" shall mean any and all documents, agreements, instruments, and financing statements executed between Debtor and Lender prior to the Petition Date in this matter including without limitation, a Loan and Security Agreement dated as of December 16, 1993, as amended by Amendment No. One to Loan and Security Agreement dated March 20, 1995, a true copy of which is annexed hereto as Exhibit "A" (the "Loan and Security Agreement").

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	4.  Each of the Pre-Petition Lending Documents was validly and duly executed by an authorized officer of the Debtor and the obligations created thereby are and shall continue to be the binding obligations of the Debtor. All of the security interests granted in the Pre-Petition Lending Documents have been validly, duly and properly perfected, and shall continue in full force and effect as between Debtor and Lender.

	5. (a) Debtor is indebted to Lender under the Loan and Security Agreement in the principal amount of $2,515,945.89 plus accrued interest thereon and certain of Lender's expenses as of the Petition Date.

	    (b)  the loan described in subsection (a) of this paragraph
5. is fully secured by all of the assets of Debtor upon which Lender has a lien. Lender may collect and apply toward the reduction of any outstanding indebtedness from Debtor to Lender all proceeds of its pre-petition collateral without further order of this Court.

	6. Lender has a perfected, first-priority security interest in the Debtor's Collateral as that term is defined in the Loan and Security Agreement including accounts, inventory, general intangibles and the proceeds and products of the foregoing, including insurance proceeds relating to the foregoing and books and records relating thereto, and substantially all of Debtor's other assets (the "Pre-Petition Collateral").

	7. Debtor has no unencumbered assets with which to secure post-petition financing. Debtor cannot obtain unsecured post-petition financing and can obtain secured post-petition financing only from Lender.

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	8.  Debtor has requested that Lender, on and after the Petition
Date, make financing available to it for its operations
("Post-Petition Financing"), and to allow Debtor to use Lender's cash collateral and Lender is willing to fulfill said requests in accordance with and subject to the terms, covenants and conditions of this Stipulation, and the Second Amendment to Loan and Security Agreement attached as Exhibit "B" hereto.

	9. To provide adequate protection to Lender and in order to secure the indebtedness incurred by the Post-Petition Financing and as may be authorized by order of the Bankruptcy Court, Lender is hereby granted a security interest and lien pursuant to e364(c)(2) and e364(c)(3) of the Bankruptcy Code (the "Post-Petition Security Interest") upon all of Debtor's
Collateral, as defined in the Second Amendment to the Loan and Security Agreement as set forth in Exhibit "B" hereto, now owned and hereafter acquired personal property including, without limitation, all of the following of Debtor's property:

	the Accounts; Borrower's Books; the Equipment; the General Intangibles; the Inventory; the Negotiable Collateral; any money, or other assets of Borrower which now or hereafter come into the possession, custody, or control of Foothill; and the proceeds and products, whether tangible or intangible, of any of the foregoing including proceeds of insurance covering any or all of the Collateral, and any and

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all Accounts, Borrower's Books, Equipment, General Intangibles,
Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof, and all leases and rights of occupancy whether oral or written for real property occupied by Borrower including all rents, revenues, income, royalty, sub-lease revenue and other sources of funds in connection therewith or derived therefrom (the "Post-Petition Collateral").

	10.  The Post-Petition Security Interest:

		(a) is and shall be in addition to all other security interests and liens existing in favor of Lender on the date of Debtor's petition.

		(b) shall secure the diminution of the value of Lender's Pre-Petition Collateral, and any and all indebtedness and liability of Debtor to Lender arising after the Petition Date in this matter, including but not limited to any Post-Petition
Financing authorized by this Stipulation and granted to Debtor by Lender;

		(c) shall remain superior in right to any other lien or security interest hereinafter created or arising unless Lender consents in writing;

		(d) shall be deemed valid and perfected without the execution of any further agreements or the filing of any further financing statements (although Lender, at its sole option, may require
Debtor to execute such additional agreements and financing statements if it so chooses.)

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	11.  To the extent that Lender provides post-petition financing to Debtor, such post-petition financing, in addition to the other security and benefits conferred under this Stipulation, shall enjoy the benefit of e364(c)(1) of the Bankruptcy Code.

	12. The provisions of this Stipulation and any action taken pursuant hereto shall survive the entry of any Order confirming a Plan of Reorganization, dismissing Debtor's Chapter 11 case, or converting Debtor's Chapter 11 case to a Chapter 7 case under the Bankruptcy Code. The terms and conditions of this Stipulation, as well as the lien and security interest granted to Lender pursuant hereto, shall continue in full force and effect in those or any other superseding proceeding under the Bankruptcy Code affecting the Debtor and such liens and security interest shall retain their priorities as provided in this Stipulation unless satisfied or discharged. Upon request from Lender, Debtor is authorized and directed to execute and deliver any supplemental note, security agreement, receipt, acknowledgement, financing statement or other document evidencing this Post-Petition Security Interest, and any Post-Petition Financing extended by Lender thereunder and/or any other right or benefit granted to Lender hereunder.

	13. Lender agrees to provide Debtor with Post-Petition Financing on a secured basis for its use in the ordinary course of its business under the terms of the Pre-Petition Lending Documents except that the terms of the Loan and Security Agreement are amended by the Second Amendment to the Loan and Security Agreement, a copy of which is annexed hereto as Exhibit "B".

	14. All Post-Petition Financing shall be made in accordance with the terms, conditions and covenants contained in the Pre-Petition Lending Documents as the same are modified or

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amended by Exhibit "B" including, without limitation, payment terms, which terms and conditions Debtor expressly assumes.

	15. Lender shall have the right to inspect any and all of its collateral and to inspect and copy during the normal working hours of Debtor, any books or records of Debtor with respect to any transaction relating to the sale, transfer, or other disposition of its collateral for any period through the continuation of Debtor's Chapter 11 case, and any books and records relating to receipts and disbursements covering that same period; and Debtor, its officers, employees, and agents shall maintain all of the books and records of Debtor at the Debtor's principal place of business for the same period. Upon request from Lender, Debtor shall furnish to Lender accounts receivable and accounts payable schedules and agings, inventory reports, check and disbursement registers, bank statements as received, payroll records, profit and loss statements, and current balance sheets in the manner and with the frequency it has heretofore provided such information to Lender or as Lender may otherwise, from time to time, request.

	16. Debtor shall provide the Lender detailed weekly operating reports in addition to any other operating reports required under the Loan and Security Agreement.

	17. Debtor shall provide directly to Lender and its counsel, immediately upon filing, copies of all reports made to the U.S.
Trustee.

	18. If Debtor breaches any term or condition of this Stipulation or the Loan and Security Agreement as amended through this date then Lender shall have all rights and remedies granted to it under the Loan and Security Agreement as amended of even date.

	19. This Stipulation shall become effective upon entry as an Order by the Bankruptcy Court specifically approving the terms and provisions hereof. This Stipulation shall be of no force

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and effect unless an Order is entered by the Bankruptcy Court on an interim basis within fourteen (14) business days from the Petition Date approving this Stipulation and shall be terminated at Lender's option if an Order is not entered by the Court granting a final approval of this Stipulation with thirty (30) days of the Petition Date. Lender may, in its sole discretion, extend such time periods, but any such extension shall only take effect if in writing and signed by the Lender.

	20. The Post-Petition Collateral shall be subject to claims allowed in the Debtor's Chapter 11 Case (and any subsequent
Chapter 7 case) under e503 of the Bankruptcy Code and with respect to amounts payable to the President and Executive Vice
President of the Debtor on account of severance payments, but only to the extent of Three Hundred Sixty-Two Thousand Five
Hundred and 00/100 Dollars ($362,500.00) in the aggregate, and only to the extent allowed by the Bankruptcy Court.

	21. As of the date hereof, there are no claims, setoffs, or defenses to the payment by Debtor to Lender of Debtor's liabilities and indebtedness to Lender. Debtor is authorized and directed to, and hereby does, waive and affirmatively agree not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs, or other rights that it may have, as of the date hereof against Lender for any reason whatsoever including, without limitation:
(i) Lender's enforcement of its rights under the Pre-Petition Lending Documents and this Stipulation, (ii) any events of default under the Pre-Petition Lending Documents, whether or not declared by Lender; (iii) any provisions of the Pre-Petition
Lending Documents of this Stipulation; (iv) the right of Lender to all rents, issues, profits, and proceeds from any Pre-Petition Collateral and/or Post-Petition Collateral; (v) the security interest or liens of Lender in any property (whether real or personal, tangible or intangible), right, or other

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interest, now or hereafter arising; or (vi) the conduct of
Lender in administering credit lines, financing accommodations and loans to the Debtor, in exercising any and all rights under the Pre-Petition Lending Documents, or otherwise. Provided, however, that the waivers of Debtor provided for herein shall be subject to an action being commenced in the Debtor's case by Debtor to the official Creditors' Committee to be appointed herein within forty-five (45) days of the entry of a final Order approving this Stipulation or within sixty (60) days, whichever is earlier. All defenses and claims of every kind or nature, whether existing by virtue of state, federal, bankruptcy, or nonbankruptcy federal law, by agreement or otherwise, against Lender and its respective consultants, successors, assigns, directors, officers, agents, employees, and attorneys, whether known or unknown, whether in dispute or not, whether liquidated or contingent, foreseen or unforeseen, whether in contract, tort, equity, or otherwise, whether heretofore or now existing, arising out of or related to any transactions or dealings between Lender on the one hand and Debtor on the other, or otherwise, are hereby forever waived, relinquished, and released, including without limitation, any affirmative defenses, counterclaims, setoffs, deductions or recoupments, by Debtor.

	Dated as of the 16th day of May, 1995.

						STUARTS DEPARTMENT STORES, INC.



						BY:_______________________________

						J. Robert Seder
						Its attorney
						Seder & Chandler
						339 Main Street
						Worcester, MA 01608
						(508) 757-7721

						FOOTHILL CAPITAL CORPORATION

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					     BY: ____________________________

						Richard B. Polivy
						Its attorney
						DeGregorio & Polivy
						Six central Row
						Hartford,CT  06103


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